UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2013, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing the 8 director nominees named by the Company in the Company’s definitive proxy statement dated April 2, 2013 (the “Proxy Statement”) (i.e., Christopher Brody, Claude Charles, Paul Cronson, Irwin Engelman, Leslie G. Polgar, Andrew G. Sculley, Stephen Seay and Jill J. Wittels), (ii) the Company’s 2013 Incentive Stock Plan, (iii) ratification of McGladrey, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013  (“Auditor Ratification”), and (iv) by non-binding vote, the executive compensation disclosed in the Proxy Statement.

As of March 21, 2013, the record date for the meeting, the Company had outstanding and entitled to vote 23,537,196 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, of which each share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, which is a total of 7,545,333 shares of common stock.  The vote results for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1. Election of Eight Directors
Christopher Brody	17,321,710		669,796		*17, 991, 506 **9, 352, 183
Claude Charles	17,318,214		673,292		*17, 991, 506 **9, 352, 183
Paul Cronson	17,125,766		865,740		*17, 991, 506 **9, 352, 183
Irwin Engelman	17,163,201		828,305		*17, 991, 506 **9, 352, 183
Leslie G. Polgar	17,334,650		656,856		*17, 991, 506 **9, 352, 183
Andrew G. Sculley	17,296,385		695,121		*17, 991, 506 **9, 352, 183
Stephen Seay	17,217,038		774,468		*17, 991, 506 **9, 352, 183
Jill J. Wittels	17,298,878		692,628		*17, 991, 506 **9, 352, 183

2. 2013 Incentive Stock Plan	16,510,432	1,453,629		27,444	*17,991,505 **9,352,184

3. Auditor Ratification	27,233,061	45,069		65,559	*27,343,689

4. Executive Compensation Advisory Vote	17,081,226	880, 170		30, 109	*17,991,505 **9,352,184

*Total **Broker Non-Vote

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: May 20, 2013	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: CFO

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